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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23046) and the Registration Statement on Form S-3 (No. 33-60294) of our reports dated February 4, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996 filed by Borg-Warner Security Corporation.



DELOITTE & TOUCHE LLP

Chicago, Illinois
March 28, 1996